UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2013

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 9, 2013, Viad Corp (the "Company") sold, as part of its Service Delivery Network initiative, the facility located in Teterboro, New Jersey (the "Facility") and the land upon which it is situated for approximately $12.8 million. The Company decided to sell the Facility after determining that it no longer meets the Company’s operational needs. The Company will lease back the Facility until December 31, 2013 in order to allow for a seamless relocation to a more efficient leased facility in the same market during the fourth quarter of 2013. The goals of the Service Delivery Network initiative are to improve the efficiency and performance of the U.S. operations of the Company’s Marketing & Events Group by lowering operating costs and invested capital by taking measures that include reducing the physical footprint and overhead associated with its warehousing facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

August 15, 2013	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer – Controller